Exhibit 10.8

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT (this “Amendment Agreement”) is dated as of this ___ day of August, 2026 and made effective as of the ____ day of _________, 2026 (the “Effective Date”).

BETWEEN:

SOURCE AGRIVENTURES CORP., a Nevada corporation having an address for delivery at 3064 Silver Sage Drive, Suite 150, Carson City, Nevada, 89701, USA

(the “Company”)

AND:

ROOPINDER MUNDI, an individual having an address at

(“Mr. Mundi”)

WHEREAS:

A. The Company and Mr. Mundi entered into a consulting agreement (the “Consulting Agreement”) dated April 1, 2025; and

B. The Company and Mr. Mundi wish to amend the terms of the Consulting Agreement in the manner set out in this Amendment Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Mr. Mundi (each, a “Party” and together, the “Parties”) covenant and agree as follows:

PART 1

AMENDMENTS

1.	AMENDMENTS

The Parties hereby agree that Section 5 of the Consulting Agreement is deleted in its entirety and replaced with the following:

“You will be entitled to receive an award of 600,000 stock options (the “Options”), subject to your continued service with the Company, to be granted effective as of the closing date, and contingent upon the completion, of the Company’s initial public offering in the United States (the “IPO”). Each Option will be exercisable into one share of common stock of the Company (the “Common Stock”) at an exercise price equal to the fair market value of the Common Stock on the closing date of the IPO, as determined by the Board of Directors of the Company or a committee thereof. Subject to your continued service through each applicable vesting date, the Options will vest in equal installments of 150,000 Options every six months, commencing on the date that is six months following the grant date. The Options will be granted pursuant to and subject to the terms and conditions of the Company’s equity incentive plan, in effect at that time, as it may be amended from time to time (the “Equity Incentive Plan”). The Options shall be evidenced by a separate Option award agreement (the “Award Agreement”) to be entered into between yourself and the Company, which shall set out the terms of the grant, including vesting, settlement, and any other applicable conditions. In the event of any inconsistency between this Agreement, the Equity Incentive Plan and the Award Agreement, the terms of the Equity Incentive Plan, and the Award Agreement shall govern.”

PART 2

MISCELLANEOUS

2.	ENTIRE AGREEMENT

Except as amended hereby, the Parties agree that the Consulting Agreement continues to be binding, unchanged, and in full force and effect. Upon execution of this Amendment Agreement by each of the Parties, the Consulting Agreement and this Amendment Agreement will be read and construed as one agreement (together, the “Amended Agreement”). The Amended Agreement contains the entire understanding of the Parties with respect to the subject matter of this Amendment Agreement and the Consulting Agreement and cancels and supersedes any prior understandings, agreements, negotiations and discussions, whether written or oral, among the Parties.

3.	INDEPENDENT LEGAL ADVICE

Mr. Mundi acknowledges that:

(a)	this Amendment Agreement was prepared by Cozen O’Connor on behalf of the Company;

(b)	Cozen O’Connor received instructions from the Company and does not represent Mr. Mundi;

(c)	Mr. Mundi has been requested to obtain his own independent legal advice;

(d)	by signing this Amendment Agreement, Mr. Mundi confirms that he fully understands this Amendment Agreement; and

(e)	by signing this Amendment Agreement without first obtaining independent legal advice, Mr. Mundi waives his right to obtain legal advice.

4.	MODIFICATION

No amendment, modification or recission of this Amendment Agreement shall be effective unless set forth in writing and signed by the Parties hereto.

5.	TIME

Time is of the essence of this Amendment Agreement.

6.	GOVERNING LAW

This Amendment Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada that are applicable, and the courts of the Province of British Columbia will have exclusive jurisdiction to entertain any action arising under this Amendment Agreement and the Parties hereby attorn to the jurisdiction of those courts.

7.	COUNTERPARTS

This Amendment Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Amendment Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Amendment Agreement as of the date set forth on page one of this Amendment Agreement.

[Remainder of this Page is Intentionally Blank]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment Agreement as of the date first written above.

SOURCE AGRIVENTURES INC.

Per:
Authorized Signatory

ROOPINDER MUNDI

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